Exhibit j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 1, 2008, relating to the financial statements and financial highlights which appears in the December 31, 2007 Annual Report to Shareholders of Managers AMG TimesSquare Small Cap Growth Fund and Managers AMG TimesSquare Mid Cap Growth Fund (two of the series constituting Managers AMG Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 28, 2008

Exhibit j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2008, relating to the financial statements and financial highlights which appears in the December 31, 2007 Annual Report to Shareholders of Managers Skyline Special Equities Portfolio (one of the series constituting Managers AMG Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 28, 2008